Exhibit 99.1

ITT Corporation 4 West Red Oak Lane White Plains, NY 10604 tel 914 641 2000 fax 914 696 2977
Press Release
Andy Hilton
+1-914-641-2160
andy.hilton@itt.com
ITT completes acquisition of EDO Corporation, broadens high-technology aerospace and defense portfolio
WHITE PLAINS, N.Y., December 20, 2007 — ITT Corporation (NYSE:ITT) today announced it has completed the acquisition of EDO Corporation, a global aerospace and defense company, for $56.00 per share plus the assumption of debt, which values the transaction at approximately $1.7 billion. The agreement to purchase EDO was announced on Sept. 17 and approved by EDO shareholders at a special meeting held Tuesday, Dec. 18.
“We believe EDO is an excellent strategic fit for our company and enhances our ability to meet the dynamic needs of our customers. EDO has talented people, proven technologies and strong customer relationships which offer wonderful complements to our business,” said Steve Loranger, chairman, president and chief executive officer, ITT. “We’re pleased the transaction closed smoothly and ahead of schedule, allowing us to turn our attention to integrating these two great businesses and unlocking the tremendous value anticipated from this combination.”
EDO employs approximately 4,000 people and is a leader in the design and development of advanced systems at the center of the military’s transformation to more secure and smarter defense capabilities. EDO has grown revenues at a compound annual growth rate of almost 16 percent over the last three years, and is anticipated to grow at approximately 60 percent in 2007 to its current-year forecast of approximately $1.15 billion. EDO will be fully integrated with ITT’s defense business.
The acquisition is ITT’s largest since becoming an independent company in 1995.
About ITT Corporation
ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in water and fluid transport, treatment and control technology. The company plays a vital role in international security with communications and electronics products; space surveillance and intelligence systems; and advanced engineering and services. It also serves a number of growing markets—including marine, transportation and aerospace—with a wide range of motion and flow control technologies. Headquartered in White Plains, N.Y., the company employs approximately 40,000 people and generated $7.8 billion in 2006 sales.
Safe Harbor Statement
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (“the Act”). These forward-looking statements include statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,”

“intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
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